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                                  Exhibit 23

                   Consent of Andrews Hooper & Pavlik P.L.C.

We hereby consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated February 2, 1996, which appears on page 25 of this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                            Andrews, Hooper & Pavlik, P.L.C.

Saginaw, Michigan
March 22, 1996


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